Exhibit 3.2.94

CERTIFICATE OF INCORPORATION

OF

LANCE THEATRE CORPORATION

Pursuant to Article Two of the Stock Corporation Law

ARTICLE I. The corporate name is LANCE THEATRE CORPORATION.

ARTICLE II. The purposes for which the corporation is formed are:

To purchase or otherwise acquire, erect, sell, lease, deal in and operate theatre_ and to maintain and operate other amusement enterprises of all kinds; to buy, rent, sell, manufacture, exhibit, deal in and with moving picture films.

To purchase or otherwise acquire real estate and leaseholds or any interest therein, in addition to such as may be necessary for the purpose hereinbefore expressed and to own, hold or improve, lease, sell and deal in the same.

To purchase or otherwise acquire real and personal property of any and all kinds that may be lawfully acquired and held by a business corporation and in particular, lands, leaseholds, shares of stock, mortgages, bonds, debentures and other securities, merchandise, book debts and claims, copyrights, manuscripts, trademarks, tradenames, brands, labels, patents, caveats and patent rights, licenses, grants and concessions and any interest in real or personal property.

To enter into, make, perform and carry out contracts of every kind which a corporation organized under the business corporation law may enter into, and for any lawful purpose with any firm, person, association or corporation.

To make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, mortgages and other obligations from time to time for the purchase of property or any purpose in or about the business of the company, and to secure the payment of any such obligation by mortgage, pledge, deed of trust or otherwise.

To purchase, hold and reissue shares of its capital stock in the manner and to the extent permitted by the laws of the State of New York.

To conduct and transact business in any of the states, territories, colonies or dependencies of the United States and in any and all foreign countries; to have one or more offices therein and therein to hold, purchase, mortgage and convey real and personal property without limit as to amount, but always subject to local laws.

The foregoing clauses shall be construed both as objects and powers, and it is hereby provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

To do all and every thing necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either along or associated with other corporations, firms or individuals, and to do any other act or acts, thing or things incidental or pertaining to or growing, out of or connected with the aforesaid business or powers, or any part or parts thereof, provided the same be not inconsistent with the law under which this corporation is organized.

ARTICLE III. The amount of capital stock of this corporation is TEN THOUSAND ($10,000.00) DOLLARS, divided into one hundred shares, having a par value of ONE HUNDRED ($100.00) DOLLARS each.

ARTICLE IV. Subject to the limitations provided by statute, the Board of Directors is authorized:

To make, alter and amend the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation subject to the consent of stockholders whenever required by statute.

The company may use and apply its surplus earnings and accumulated profits to the purchase or acquisition of property and to the purchase or acquisition of its own capital stock from time to time and to such extend and in such manner and upon such terms as the Board of Directors shall determine.

Subject to the foregoing provisions the by-laws may prescribe the number of directors to constitute a quorum at their meetings, and such number may be less than a majority of the whole number.

The company reserves the right to amend, alter, change or repeal any provision of this certificate contained in the manner now or hereafter prescribed by statute for the amendment of the certificate of incorporation.

ARTICLE V. The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against it may be served.

The principal office of the company it to be located in the Borough of Manhattan, County of New York, State of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him, is No. 1540 Broadway, in the Borough of Manhattan, City of New York.

ARTICLE VI. The duration of the company is to be perpetual.

ARTICLE VII. The number of its directors is to be three. The directors need not be stockholders unless the by-laws of the corporation shall so require. The names and post office addresses of its directors until the first annual meeting of the corporation are as follows:

NAMES	POST OFFICE ADDRESSES
MATIE HAMMERSTEIN	1540 Broadway Borough of Manhattan City of New York

GERTRUDE LEBELSON	1540 Broadway Borough of Manhattan City of New York

HELEN STEINBERG	1540 Broadway Borough of Manhattan City of New York

ARTICLE VIII. The name and post office addresses of each of the subscribers of this certificate of incorporation and the statement of the number of shares which each agrees to take in the corporation are as follows:

NAMES	POST OFFICE ADDRESSES	NO. OF SHARES
MATIE HAMMERSTEIN	1540 Broadway Borough of Manhattan New York City	1

GERTRUDE LEBELSON	1540 Broadway Borough of Manhattan New York City	1

HELEN STEINBERG	1540 Broadway Borough of Manhattan New York City	1

ARTICLE IX. All of the subscribers of the certificate of incorporation are of full age, at least two-thirds of them are citizens of the United States and at least one of said persons named as a director, is a citizen of the United States and a resident of the State of New York.

IN WITNESS WHEREOF, we have made and subscribed this certificate in triplicate this 12th day of March, 1943.

/s/ MATIE HAMMERSTEIN	(L.S.)

/s/ GERTRUDE LEBELSON	(L.S.)

/s/ HELEN STEINBERG	(L.S.)

STATE OF NEW YORK	)
CITY OF NEW YORK	:	SS.:
COUNTY OF NEW YORK	)

On this 12th day of March, 1943 before me personally came MATIE HAMMERSTEIN, GERTRUDE LEBELSON and HELEN STEINBERG, to me known and known to me to be the individuals described in and who executed the foregoing Certificate of Incorporation and they severally duly acknowledged to me that they executed the same.

/s/ Illegible
______________________________
______________________________
______________________________
______________________________
______________________________
______________________________
______________________________

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

LANCE THEATRE CORPORATION

PURSUANT TO SECTION 36 OF THE STOCK CORPORATION LAW

WE, the undersigned, being the holders of record of all the outstanding shares of Lance Theatre Corporation entitled to vote on a change in the number of directors, do hereby certify as follows:

1. The name of the corporation is LANCE THEATRE CORPORATION.

2. The Certificate of Incorporation was filed in the office of the Department of State on the 15th day of March, 1943.

3. The Certificate of Incorporation of this corporation is hereby amended, as authorized in subdivision 2 of Section 35 of the Stock Corporation Law to change the number of directors to not less than four nor more than eight.

4. To accomplish such change in the number of directors, the first sentence of Article VII of the Certificate of Incorporation of this corporation is hereby amended to read as follows:

“The number of directors of the corporation shall not be less than four nor more than eight.”

IN WITNESS WHEREOF we have made and subscribed this Certificate this 30th day of June 1954.

LOEW’S INCORPORATED

BY	/s/ Illegible
Vice President

[SEAL]

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On this 30th day of June 1954, before me personally came JOSEPH R. VOGEL, to me known, who, being by me duly sworn, did depose and say that he resides at No. 888 Park Avenue, New York City; that he is the Vice President of Loew’s Incorporated, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ MORRIS SHER
Morris Sher
Notary Public, State of New York
No. 24-8964200, Qualified in Kings Co.
Cert. Filed in New York County
Commission Expires March 30, 1956

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

LEOPOLD FRIEDMAN being duly sworn deposes and says: That he is the Secretary of Lance Theatre Corporation; that the persons who executed the foregoing Certificate of Increase of the number of directors of Lance Theatre Corporation constitute the holders of record of all outstanding shares of said corporation entitled to vote with relation to the proceedings provided for in the Certificate.

Subscribed and sworn to before me
this 30th day of June 1954.

/s/ MORRIS SHER	/s/ Illegible
Morris Sher
Notary Public, State of New York
No. 24-8964200, Qualified in Kings Co.
Cert. Filed in New York County
Commission Expires March 30, 1956

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LANCE THEATRE CORPORATION

PURSUANT TO SECTION 36 OF THE

STOCK CORPORATION LAW

STATE OF NEW YORK DEPARTMENT OF STATE FILED AUG 24 1954 TAX $ none FILING FEE $25

/s/ Illegible
Secretary of State

By	/s/ Illegible
Leopold Friedman Law Dept. Loew’s Incorporated Broadway and 45th Street New York 36, N.Y.

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

LANCE THEATRE CORPORATION

PURSUANT TO SECTION 36 OF THE STOCK CORPORATION LAW

THE UNDERSIGNED, holder of record of all of the outstanding shares of LANCE THEATRE CORPORATION entitled to vote with relation to the proceedings provided for in this Certificate, does hereby certify as follows:

1. The name of the corporation is LANCE THEATRE CORPORATION.

2. The Certificate of Incorporation of said corporation was filed in the office of the Secretary of State on the 15th day of March, 1943.

3. The Certificate of Incorporation is hereby amended to effect a change authorized in subdivision 2 of Section 35 of the Stock Corporation Law, to wit: to provide that the number of directors shall be not less than three nor more than ten.

4. To accomplish the amendment, the provision of the Certificate of Incorporation, as amended by a Certificate of Amendment filed on the 24th day of August, 1954, fixing the number of directors, is hereby further amended to read as follows:

“The number of directors of the corporation shall be not less than three nor more than ten.”

IN WITNESS WHEREOF, the undersigned has subscribed and acknowledged this Certificate this 5th day of April, 1957.

LOEW’S INCORPORATED

BY:	/s/ CHARLES C. MOSKOWITZ
Charles C. Moskowitz, Vice-Pres.

[SEAL]

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

On this 5th day of April, 1957, before me personally came CHARLES C. MOSKOWITZ, to me known, who being by me duly sworn did _____ depose and say that he resides at 82_5 Beverly Road __________ L.I. N.Y.; that he is the Vice-President of LOEW’S INCORPORATED, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; that he signed his name there__ by like order.

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC STATE OF NEW YORK
NO. 30-0410200
TERM EXPIRES MARCH 30, 1959

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

ARCHIE WELTMAN, being duly sworn, deposes and says:

That he is the Secretary of LANCE THEATRE CORPORATION that LOEW’S INCORPORATED which executed the foregoing Certificate of Amendment is the holder of record of all outstanding shares of LANCE THEATRE CORPORATION entitled to vote with relation to the proceedings provided for in said Certificate.

/s/ ARCHIE WELTMAN
ARCHIE WELTMAN

Subscribed and sworn to before me this 5th day of April, 1957

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC STATE OF NEW YORK
NO. 30-0410200
TERM EXPIRES MARCH 30, 1959

_020322000313

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

Lance Theatre Corporation

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1.	The name of the corporation is: Lance Theatre Corporation.

2.	The certificate of incorporation of said corporation was filed by the Department of State on March 15, 1943.

3.	The certificate of incorporation is amended so that Article Three is amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	Shareholder approval was not required. In accordance with Section 808 of the New York Business Corporation Law, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40435, confirmed and approved on March 1, 2002.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 21 day of March, 2002

Dated: March 21, 2002

Lance Theatre Corporation

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President, signing pursuant to the Bankruptcy Court order in and accordance with section 808 of the NY Business Corporation Law.

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_020322000313

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LANCE THEATRE CORPORATION

UNDER SECTION 805 OF THE

BUSINESS CORPORATION LAW

FILED 2002 MAR 22 AM 10:46

ICC STATE OF NEW YORK DEPARTMENT OF STATE MAR 22 2002 MAR 22 2002

FILED
TAX $	___________

BY:	/s/ Illegible

Fried, Frank, Harris, Shriver & Jacobson

One New York Plaza, 26th Floor

New York, New York 10004

DRAWDOWN

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